Exhibit 16.1

June 8, 2011

US Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Audit • Tax • Advisory Grant Thornton LLP 200 S 6th Street, Suite 500 Minneapolis, MN 55402-1459 T 612.332.0001 F 612.332.8361 www.GrantThornton.com

Re: Insignia Systems, Inc.
File No. 1-13471

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Insignia Systems, Inc. dated June 8, 2011; and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP
Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd